Exhibit 21

PPG Industries, Inc.
And Consolidated Subsidiaries

Subsidiaries of the Registrant
December 31, 2024

Significant subsidiaries included in the 2024 consolidated financial statements of the Company are:

United States:	Jurisdiction of Incorporation or Organization	Percentage of Voting Power
AIPCF V Texstars Blocker Inc.	Delaware	100
Alpha Coatings, Inc.	Ohio	100
Cuming Microwave Corporation	Massachusetts	100
Dexmet Corporation	Delaware	100
Dexmet Holding Corporation	Delaware	100
Ennis Canadian Holding Company	Texas	100
Ennis-Flint, Inc.	North Carolina	100
Metokote Corporation	Delaware	100
Metokote Mexico Holdings, Inc.	Ohio	100
Polymeric Systems, Inc.	Delaware	100
PPG Advanced Surface Technologies, LLC	Delaware	65
PPG Holdings Argentina USA LLC	Delaware	100
PPG Holdings Latin America USA LLC	Delaware	100
PPG Industries International, Inc.	Delaware	100
PPG Industries Ohio, Inc.	Delaware	100
PPG Industries Securities, LLC	Delaware	100
PPG Kansai Automotive Finishes U.S., LLC	Delaware	60
PRC-Desoto International, Inc.	California	100
Road Infrastructure Investment Holdings, Inc.	Delaware	100
SEM Products, Inc.	North Carolina	100
Sierracin Corporation	Delaware	100
Sierracin/Sylmar Corporation	California	100
Texstars, LLC	Delaware	100
Traffic Safety Parent LLC	Delaware	100
Whitford Corporation	Pennsylvania	100
Whitford Worldwide Company, LLC	Delaware	100

Other Americas:
Comercial Mexicana de Pinturas, S.A. de C.V.	Mexico	100
Comex Industrial Coatings, S.A. de C.V.	Mexico	100
Consorcio Comex, S.A. de C.V.	Mexico	100
Distribuidora Kroma, S.A. de C.V.	Mexico	100
Empresa Aga, S.A. de C.V.	Mexico	100
Ennis Paint Canada ULC	Alberta	100
Fpu Industrial, S.A. de C.V.	Mexico	100
Grupo Comex, S.A. de C.V.	Mexico	100
Metokote Canada ULC	Canada	100
Metokote de Mexico S. de R.L. de C.V.	Mexico	100
Plásticos Envolventes, S.A. de C.V.	Mexico	100
PPG AP Resinas, S.A. de C.V.	Mexico	100

PPG ALESCO Automotive Finishes Mexico, S. de R.L. de C.V.	Mexico	60
PPG Business Services, S.A. de C.V.	Mexico	100
PPG Canada Inc.	Canada	100
PPG Industrial do Brasil - Tintas E. Vernizes - Ltda.	Brazil	100
PPG Industries Colombia Ltda.	Colombia	100
PPG Industries de Mexico, S.A. de C.V.	Mexico	100
PPG Kansai Automotive Finishes Canada, LP	Canada	60
Viasa, S.A. de C.V.	Mexico	100

EMEA:
Chorlton Trade Paints Limited	United Kingdom	100
Ennis Paint U.K. Holding Company Limited	England and Wales	100
EPIC Insurance Co. Ltd.	Bermuda	100
Industria Chimica Reggiana I.C.R. SPA	Italy	100
Johnstone’s Paints Limited	United Kingdom	100
Kalon Investment Company Limited	United Kingdom	100
Kalon South Africa Proprietary Limited	South Africa	100
Metokote UK Limited	United Kingdom	100
Peintures de Paris SAS	France	99.94
PPG (Austria) Handels GmbH	Austria	100
PPG AC - France SA	France	99.95
PPG Architectural Coatings Ireland Limited	Ireland	100
PPG Architectural Coatings Italy S.r.l	Italy	100
PPG Architectural Coatings UK Limited	United Kingdom	100
PPG Cetelon Lackfabrik GmbH	Germany	100
PPG Cieszyn SA	Poland	100
PPG Coatings B.V.	The Netherlands	100
PPG Coatings Belgium BV	Belgium	100
PPG Coatings Danmark A/S	Denmark	100
PPG Coatings Deutschland GmbH	Germany	100
PPG Coatings Europe B.V.	The Netherlands	100
PPG Coatings Nederland B.V.	The Netherlands	100
PPG Coatings SA	France	99.9
PPG Coatings South Africa (Pty) Ltd.	South Africa	100
PPG Deco Czech a.s.	Czech Republic	100
PPG Deco Polska sp. z.o.o.	Poland	100
PPG Deco Slovakia, s.r.o.	Slovakia	100
PPG Deutschland Business Support GmbH	Germany	100
PPG Deutschland Sales & Services GmbH	Germany	100
PPG Distribution S.A.S.	France	99.94
PPG DYRUP, S.A.	Portugal	100
PPG Europe B.V.	The Netherlands	100
PPG Finance B.V.	The Netherlands	100
PPG Finland Oy	Finland	100
PPG France Business Support S.A.S.	France	100
PPG France Manufacturing S.A.S.	France	100
PPG Global Business Services Poland sp. z o.o.	Poland	100
PPG Guadeloupe SAS	Guadeloupe	100
PPG Hemmelrath Lackfabrik GmbH	Germany	100

PPG Holdco SAS	France	100
PPG Holdings (U.K.) Limited	United Kingdom	100
PPG Ibérica Sales & Services, S.L.	Spain	100
PPG Ibérica, S.A.	Spain	100
PPG Industrial Coatings B.V.	The Netherlands	100
PPG Industries (UK) Ltd	United Kingdom	100
PPG Industries Czech Republic, s.r.o.	Czechia	100
PPG Industries Europe Sàrl	Switzerland	100
PPG Industries France S.A.S.	France	100
PPG Industries Italia S.r.l.	Italy	100
PPG Industries Kimya a Sanayi VE Ticaret AS	Turkey	100
PPG Industries Lackfabrik GmbH	Germany	100
PPG Industries Middle East FZE	U.A.E.	100
PPG Industries Netherlands B.V.	The Netherlands	100
PPG Industries Poland Sp. Z.o.o.	Poland	100
PPG Investment UK 2 Limited	United Kingdom	100
PPG Italia Business Support S.r.l.	Italy	100
PPG Italia Sales & Services S.r.l.	Italy	100
PPG Kansai Automotive Finishes U.K. LLP	United Kingdom	60
PPG Luxembourg Finance S.àR.L.	Luxembourg	100
PPG Luxembourg Holdings S.àR.L.	Luxembourg	100
PPG Refinish Distribution Limited	United Kingdom	100
PPG Réunion SAS	La Reunion	51
PPG Romania S.A.	Romania	100
PPG SCM Ireland Ltd	Ireland	100
PPG Switzerland GmbH	Switzerland	100
PPG Trilak Korlátolt Felelősségü Tárasaság (PPG Trilak Kft.)	Hungary	100
PPG Woerwag Coatings GmbH & Co. KG	Germany	100
PPG Woerwag International GmbH	Germany	100
ProCoatings B.V.	The Netherlands	100
Revocoat France SAS	France	100
Revocoat Iberica SLU	Spain	100
Sealants Europe SAS	France	100
Sigma Marine & Protective Coatings Holding B.V.	The Netherlands	100
SigmaKalon (BC) UK Limited	United Kingdom	100
Tikkurila Norge A/S	Norway	100
Tikkurila Oyj	Finland	100
Tikkurila Sverige AB	Sweden	100
TOO Tikkurila	Kazakhstan	100
Whitford B.V.	The Netherlands	100
Whitford Ltd. (UK)	United Kingdom	100
Whitford S.r.l.	Italy	100

Asia:
Broad Range Development Limited	Hong Kong	100
Foshan Bairun Chemicals Co., Ltd.	China	100
Hemmelrath Automotive Coatings (Jilin) Co., Ltd.	China	100
Hemmelrath International Trade (Shanghai) Co., Ltd.	China	100
PPG Aerospace Materials (Suzhou) Co. Ltd.	China	100

PPG Asian Paints Private Ltd.	India	50
PPG Coatings (Hong Kong) Co., Limited	Hong Kong	100
PPG Coatings (Kunshan) Co., Ltd.	China	100
PPG Coatings (Malaysia) Sdn. Bhd.	Malaysia	100
PPG Coatings (Shanghai) Co., Ltd.	China	100
PPG COATINGS (SINGAPORE) PTE. LTD.	Singapore	100
PPG Coatings (Thailand) Co., Ltd.	Thailand	100
PPG Coatings (Tianjin) Co., Ltd.	China	100
PPG Coatings (Wuhu) Company, Ltd.	China	100
PPG Coatings (Zhangjiagang) Co., Ltd.	China	100
PPG Huajia Technology (Chengdu) Co., Ltd.	China	100
PPG Huajia Technology (Dongguan) Co., Ltd.	China	100
PPG Huajia Technology (Huangshan) Co., Ltd.	China	100
PPG Huajia Technology (Jinan) Co., Ltd.	China	100
PPG Industries (Korea) Ltd.	Korea, Republic Of	100
PPG Industries (Singapore) Pte., Ltd.	Singapore	100
PPG Industries Australia PTY Limited A.C.N. 055 500 939	Australia	100
PPG Industries New Zealand Limited	New Zealand	100
PPG Investment (Singapore) Pte. Ltd.	Singapore	100
PPG Investment No. 2 (Singapore) Pte. Ltd.	Singapore	100
PPG Japan Ltd.	Japan	100
PPG Management (Shanghai) Co., Ltd.	China	100
PPG Packaging Coatings (Suzhou) Co., Ltd.	China	100
PPG Paints Trading (Shanghai) Co., Ltd.	China	100
PPG Performance Coatings (Hong Kong) Limited	Hong Kong	100
PPG Powder Coatings (Shanghai) Co., Ltd.	China	100
PPG SSC Co., Ltd.	South Korea	80.01
PPG Vietnam Co., Ltd.	Vietnam	100
Protec Pty Ltd	Australia	100
PT. PPG Coatings Indonesia	Indonesia	100
Revocoat (Wuhan) Co., Ltd.	China	100
Sikar (Shanghai) Trading Co. Ltd.	China	100
Tikkurila (China) Paints Co., Ltd	China	100
Whitford Jiangmen Ltd.	China	100
Whitford Ltd. (HK)	Hong Kong	100
Whitford Pte. Ltd.	Singapore	100
Worwag Coatings (Langfang) Co. Ltd.	China	100